Exhibit 3.3

FRONTVIEW REIT, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST: The title of the document being corrected is Articles Supplementary Series A Convertible Preferred Stock (the “Articles”).

SECOND: The sole party to the Articles is FrontView REIT, Inc., a Maryland corporation (the “Corporation”).

THIRD: The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on February 9, 2026.

FOURTH: The definition of “Participating Dividend” set forth in Section 1 of the Articles as previously filed with the SDAT is set forth below:

“Participating Dividend” has the meaning set forth in Section 5(b)(i)Error! Reference source not found..

FIFTH: The definition of “Participating Dividend” set forth in Section 1 of the Articles as corrected hereby is set forth below:

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

SIXTH : The definition of “Stock Exchange Minimum Price” set forth in Section 1 of the Articles as previously filed with the SDAT is set forth below:

“Stock Exchange Minimum Price” means $13.21 per share of Common stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

SEVENTH: The definition of “Stock Exchange Minimum Price” set forth in Section 1 of the Articles as corrected hereby is set forth below:

“Stock Exchange Minimum Price” means $13.66 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

EIGHTH: The text of Section 3(f)(i)(2) of the Articles as previously filed with the SDAT is set forth below:

(2) If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred

Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(g), 3(h) or Error! Reference source not found., then the Certificate representing such share will bear the Restricted Stock Legend if the certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

NINTH: The text of Section 3(f)(i)(2) of the Articles as corrected hereby is set forth below:

(2) If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(g), 3(h) or 3(j), then the Certificate representing such share will bear the Restricted Stock Legend if the certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

TENTH: The text of Section 3(h) of the Articles as previously filed with the SDAT is set forth below:

(h) Cancellation of Convertible Preferred Stock to Be Converted or to Be Redeemed Upon a Redemption. If a Holder’s Convertible Preferred Stock represented by a Certificate ( (such Certificate being referred to as the “old Certificate” for purposes of this 0) is to be converted pursuant to Section 10 or redeemed pursuant to a Redemption, then, promptly after the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n), (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or redemption, the Corporation will issue, execute and deliver, in accordance with Section 3(c), to such Holder, one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or redeemed, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

ELEVENTH: The text of Section 3(h) of the Articles as corrected hereby is set forth below:

(h) Cancellation of Convertible Preferred Stock to Be Converted or to Be Redeemed Upon a Redemption. If a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)) is to be converted pursuant to Section 10 or redeemed pursuant to a Redemption, then, promptly after the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n), (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or redemption, the Corporation will issue, execute and deliver, in accordance with Section 3(c), to such Holder, one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or redeemed, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

TWELFTH: The first sentence of Section 5(b)(i) of the Articles as previously filed with the SDAT is set forth below:

Subject to Error! Reference source not found., no dividend on the Common Stock or OP Units (whether in cash , securities or other property, or any combination of the foregoing) will be declared or paid unless, at the time of such declaration and payment, an equivalent dividend is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend on the Common Stock or the OP Units, as applicable, the “Related Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Related Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Related Participating Dividend and, (A) in a Related Participating Dividend on the Common Stock, in respect of a number of shares of Common Stock, equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(h)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (such number of shares of Common Stock issuable, the “As-Converted Common Shares”), or (B) in a Related Participating Dividend on the OP Units that is not also declared and paid as a Related Participating Dividend by the Corporation to Holders pursuant to clause (A) above (it being agreed that a Related Participating Dividend declared and paid by the Corporation in shares of Common Stock shall be the equivalent of a Related Participating Dividend declared and paid by the Operating Partnership in OP Units), in respect of a number of OP Units, assuming the Convertible Preferred Stock were convertible into OP Units, the conversion of which into Common Stock would equal the As-Converted Common Shares (in each case of (A) and (B), subject to the same arrangements, if any, in such Related Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

THIRTEENTH: The first sentence of Section 5(b)(i) of the Articles as corrected hereby is set forth below:

Subject to Section 5(b)(ii), no dividend on the Common Stock or OP Units (whether in cash , securities or other property, or any combination of the foregoing) will be declared or paid unless, at the time of such declaration and payment, an equivalent dividend is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend on the Common Stock or the OP Units, as applicable, the “Related Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Related Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Related Participating Dividend and, (A) in a Related Participating Dividend on the Common Stock, in respect of a number of shares of Common Stock, equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(h)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (such number of shares of Common Stock issuable, the “As-Converted Common Shares”), or (B) in a Related Participating Dividend on the OP Units that is not also declared and paid as a Related Participating Dividend by the Corporation to Holders pursuant to clause (A) above (it being agreed that a Related Participating Dividend declared and paid by the Corporation in shares of Common Stock shall be the equivalent of a Related Participating Dividend declared and paid by the Operating Partnership in OP Units), in respect of a number of OP Units, assuming the Convertible Preferred Stock were convertible into OP Units, the conversion of which into Common Stock would equal the As-Converted Common Shares (in each case of (A) and (B), subject to the same arrangements, if any, in such Related Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

FOURTEENTH: The first sentence of Section 5(b)(ii) of the Articles as previously filed with the SDAT is set forth below:

Error! Reference source not found. will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a regular quarterly cash dividend (A) on the Common Stock that does not exceed an amount equal to the product of (x) 0.75 and (y) the Adjusted Funds From Operations Per Share (the “Common Stock Dividend Threshold”); and (B) on the OP Units that does not exceed an amount equal to the regular quarterly cash dividend on the Common Stock during the same calendar quarter (the “OP Units Dividend Threshold”); provided, however, that for any regular quarterly cash dividend that exceeds the Common Stock Dividend Threshold or the OP Unit Dividend Threshold, as applicable, Holders of the Convertible Preferred Stock will only receive cash in an amount equal to the excess of such regular quarterly cash dividend over the Common Stock Dividend Threshold or the OP Units Dividend Threshold, as applicable.

FIFTEENTH: The first sentence of Section 5(b)(ii) of the Articles as corrected hereby is set forth below:

Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a regular quarterly cash dividend (A) on the Common Stock that does not exceed an amount equal to the product of (x) 0.75 and (y) the Adjusted Funds From Operations Per Share (the “Common Stock Dividend Threshold”); and (B) on the OP Units that does not exceed an amount equal to the regular quarterly cash dividend on the Common Stock during the same calendar quarter (the “OP Units Dividend Threshold”); provided, however, that for any regular quarterly cash dividend that exceeds the Common Stock Dividend Threshold or the OP Unit Dividend Threshold, as applicable, Holders of the Convertible Preferred Stock will only receive cash in an amount equal to the excess of such regular quarterly cash dividend over the Common Stock Dividend Threshold or the OP Units Dividend Threshold, as applicable.

SIXTEENTH The text of Section 7(f)(iv) of the Articles as previously filed with the SDAT is set forth below:

(iv) if the Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the related Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(c) and, if applicable, the proviso to (e)Section 7(e);

SEVENTEENTH: The text of Section 7(f)(iv) of the Articles as corrected hereby is set forth below:

(iv) if the Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the related Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(c) and, if applicable, the proviso to Section 7(e);

EIGHTEENTH: The first sentence of Section 13 of the Articles as previously filed with the SDAT is set forth below:

Notwithstanding anything to the contrary in these Articles Supplementary, for U.S. federal and other applicable state and local income tax purposes, it is intended that (a) the Convertible Preferred Stock shall be treated as equity and not debt; (b) the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a); (c) no Holder will be required to include in income any amounts in respect of the Convertible Preferred Stock by operation of Section 305(b) or (c) of the Code unless and until dividends are paid in cash; and (d) no Holder will be required to include in income any amounts as a result of the conversion of the Convertible Preferred Stock directly into Common Stock (other than payment of consideration pursuant to Error! Reference source not found.).

NINETEENTH: The first sentence of Section 13 of the Articles as corrected hereby is set forth below:

Notwithstanding anything to the contrary in these Articles Supplementary, for U.S. federal and other applicable state and local income tax purposes, it is intended that (a) the Convertible Preferred Stock shall be treated as equity and not debt; (b) the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a); (c) no Holder will be required to include in income any amounts in respect of the Convertible Preferred Stock by operation of Section 305(b) or (c) of the Code unless and until dividends are paid in cash; and (d) no Holder will be required to include in income any amounts as a result of the conversion of the Convertible Preferred Stock directly into Common Stock (other than payment of consideration pursuant to Section 10(e)(ii)).

TWENTIETH: The undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer, Treasurer and Secretary on May 6, 2026.

ATTEST: FRONTVIEW REIT, INC.

/s/ Pierre Revol By: /s/ Stephen Preston

Name: Pierre Revol Name: Stephen Preston

Title: Chief Financial Officer, Treasurer Title: Chief Executive Officer

and Secretary